Exhibit (a)(29)


                                 ALLEGIANT FUNDS
                        (A MASSACHUSETTS BUSINESS TRUST)

                     CERTIFICATE OF CLASSIFICATION OF SHARES

          I, Audrey C. Talley, do hereby certify as follows:

          (1) That I am the duly elected Secretary of Allegiant Funds ("Allegiant");

          (2) That in such capacity I have examined the records of actions taken by the Board of Trustees of Allegiant;

          (3) That the Board of Trustees of Allegiant duly adopted the following resolutions at the Meeting of the Board of Trustees held on August 26, 2009:

APPROVAL OF THE CREATION OF CLASS T SHARES OF ALLEGIANT.

     A.   CREATION OF SHARES.

          RESOLVED, that the Board determines that the proposal to offer a series of shares representing interests in each of the Allegiant Ohio Municipal Money Market, Pennsylvania Tax Exempt Money Market and Tax Exempt Money Market Funds is in the best interest of Allegiant and its shareholders and that such proposal be, and hereby is, approved;

          FURTHER RESOLVED, that pursuant to Section 5.1 of Allegiant's Declaration of Trust, an unlimited number of authorized, unissued and unclassified shares of beneficial interest (no par value) in Allegiant be, and hereby are, classified and designated as follows:

Class of Shares                                  Fund
---------------               -----------------------------------------
Class BB - Special Series 6   Ohio Municipal Money Market Fund
Class Q - Special Series 6    Pennsylvania Tax Exempt Money Market Fund
Class D - Special Series 6    Tax Exempt Money Market Fund

          FURTHER RESOLVED, that all consideration received by Allegiant for the issue or sale of Class BB - Special Series 6 shares shall be invested and reinvested with the consideration received by Allegiant for the issue and sale of all other shares of beneficial interest in Allegiant now or hereafter designated as Class BB shares (irrespective of whether said shares have been designated as part of a series of said class and, if so designated, irrespective of the particular series designation) (collectively, the "Class BB Group") together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of Allegiant allocated to shares of the Class BB Group by the Board of Trustees in accordance with Allegiant's Declaration of Trust, and each series included in the Class BB Group shall share equally with each such other share in such consideration and other assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form;

          FURTHER RESOLVED, that each share of each series in the Class BB Group shall be charged in proportion to their respective net asset values with each other share of beneficial interest in Allegiant now or hereafter designated as a Class BB share of beneficial interest (irrespective of whether said share has been designated as part of a series of said class and, if so designated as part of a series, irrespective of the particular series designation) with the expenses and liabilities of Allegiant in respect to the Class BB Group or such other shares and in respect of any general expenses and liabilities of Allegiant allocated to the Class BB Group or such other shares by the Board of Trustees in accordance with the Declaration of Trust, except that to the extent permitted by rule or order of the Securities and Exchange Commission ("SEC") and as may be from time to time determined by the Board of Trustees only the Class BB - Special Series 6 shares shall bear: (i) the expenses and liabilities of payments to institutions under any agreement entered into by or on behalf of Allegiant which provides for services by the institutions exclusively for their customers who beneficially own such shares; (ii) the expenses and liabilities arising from transfer agency services that are directly attributable to Class BB - Special Series 6 shares; and (iii) other such expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to such shares and which should therefore be borne solely by Class BB - Special Series 6 shares;

          FURTHER RESOLVED, that, except as otherwise provided by these resolutions, each share of the Class BB Group shall have the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as set forth in the Declaration of Trust and shall also have the same preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as each other share of the Class BB Group, except to the extent permitted by rule or order of the SEC: on any matter that pertains to the agreements, arrangements, expenses or liabilities described in clause (i) and (iii) of the immediately preceding resolution (or to any plan or document adopted by Allegiant relating to said agreements, arrangements, expenses or liabilities) and that is submitted to a vote of shareholders of Allegiant, only Class BB - Special Series 6 shares shall be entitled to vote, except that (i) if said matter affects shares of beneficial interest in Allegiant other than Class BB - Special Series 6 shares, such other affected shares in Allegiant shall also be entitled to vote and, in such case, Class BB - Special Series 6 shares shall be voted in the aggregate together with such other affected shares and not by class or series, except where otherwise required by law or permitted by the Board of Trustees of Allegiant; and (ii) if said matter does not affect Class BB - Special Series 6 shares, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Trustees) even though the matter is submitted to a vote of holders of shares of beneficial interest in Allegiant other than Class BB - Special Series 6 shares;

          FURTHER RESOLVED, that the aforesaid class or series of shares shall represent interests in the Allegiant Ohio Municipal Money Market Fund;

          FURTHER RESOLVED, that all consideration received by Allegiant for the issue or sale of Class Q - Special Series 6 shares shall be invested and reinvested with the consideration received by Allegiant for the issue and sale of all other shares of beneficial interest in Allegiant now or hereafter designated as Class Q shares (irrespective of whether said shares have been designated as part of a series of said class and, if so designated, irrespective of the particular series designation) (collectively, the "Class Q Group") together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of Allegiant allocated to shares of the Class Q Group by the Board of Trustees in accordance with Allegiant's Declaration of Trust, and each series included in the Class Q Group shall share equally with each such other share in such consideration and other assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form;

          FURTHER RESOLVED, that each share of each series in the Class Q Group shall be charged in proportion to their respective net asset values with each other share of beneficial interest in Allegiant now or hereafter designated as a Class Q share of beneficial interest (irrespective of whether said share has been designated as part of a series of said class and, if so designated as part of a series, irrespective of the particular series designation) with the expenses and liabilities of Allegiant in respect to the Class Q Group or such other shares and in respect of any general expenses and liabilities of Allegiant allocated to the Class Q Group or such other shares by the Board of Trustees in accordance with the Declaration of Trust, except that to the extent permitted by rule or order of the SEC and as may be from time to time determined by the Board of Trustees only the Class Q - Special Series 6 shares shall bear: (i) the expenses and liabilities of payments to institutions under any agreement entered into by or on behalf of Allegiant which provides for services by the institutions exclusively for their customers who beneficially own such shares; (ii) the expenses and liabilities arising from transfer agency services that are directly attributable to Class Q - Special Series 6 shares; and (iii) other such expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to such shares and which should therefore be borne solely by Class Q - Special Series 6 shares;

          FURTHER RESOLVED, that, except as otherwise provided by these resolutions, each share of the Class Q Group shall have the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as set forth in the Declaration of Trust and shall also have the same preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as each other share of the Class Q Group, except to the extent permitted by rule or order of the SEC: on any matter that pertains to the agreements, arrangements, expenses or liabilities described in clause (i) and (iii) of the immediately preceding resolution (or to any plan or other document adopted by Allegiant relating to said agreements, arrangements, expenses or liabilities) and that is submitted to a vote of shareholders of Allegiant, only Class Q - Special Series 6 shares shall be entitled to vote, except that (i) if said matter affects shares of beneficial interest in Allegiant other than Class Q - Special Series 6 shares, such other affected shares in Allegiant shall also be entitled to vote and, in such case, Class Q - Special Series 6 shares shall be voted in the aggregate together with such other affected shares and not by class or series, except where otherwise required by law or permitted by the Board of Trustees of Allegiant; and (ii) if said matter does not affect Class Q - Special Series 6 shares, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Trustees) even though the matter is submitted to a vote of holders of shares of beneficial interest in Allegiant other than Class Q - Special Series 6 shares;

          FURTHER RESOLVED, that the aforesaid classes or series of shares shall represent interests in the Allegiant Pennsylvania Tax Exempt Money Market Fund;

          FURTHER RESOLVED, that all consideration received by Allegiant for the issue or sale of Class D - Special Series 6 shares shall be invested and reinvested with the consideration received by Allegiant for the issue and sale of all other shares of beneficial interest in Allegiant now or hereafter designated as Class D shares (irrespective of whether said shares have been designated as part of a series of said class and, if so designated, irrespective of the particular series designation) (collectively, the "Class D Group") together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of Allegiant allocated to shares of the Class D Group by the Board of Trustees in accordance with Allegiant's Declaration of Trust, and each series included in the Class D Group shall share equally with each such other share in such consideration and other assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form;

          FURTHER RESOLVED, that each share of each series in the Class D Group shall be charged in proportion to their respective net asset values with each other share of beneficial interest in Allegiant now or hereafter designated as a Class D share of beneficial interest (irrespective of whether said share has been designated as part of a series of said class and, if so designated as part of a series, irrespective of the particular series designation) with the expenses and liabilities of Allegiant in respect to the Class D

     Group or such other shares and in respect of any general expenses and liabilities of Allegiant allocated to the Class D Group or such other shares by the Board of Trustees in accordance with the Declaration of Trust, except that to the extent permitted by rule or order of the SEC and as may be from time to time determined by the Board of Trustees only the Class D - Special Series 6 shares shall bear: (i) the expenses and liabilities of payments to institutions under any agreement entered into by or on behalf of Allegiant which provides for services by the institutions exclusively for their customers who beneficially own such shares; (ii) the expenses and liabilities arising from transfer agency services that are directly attributable to Class D - Special Series 6 shares; and (iii) other such expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to such shares and which should therefore be borne solely by Class D - Special Series 6 shares;

          FURTHER RESOLVED, that, except as otherwise provided by these resolutions, each share of the Class D Group shall have the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as set forth in the Declaration of Trust and shall also have the same preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as each other share of the Class D Group, except to the extent permitted by rule or order of the SEC: on any matter that pertains to the agreements, arrangements, expenses or liabilities described in clause (i) and (iii) of the immediately preceding resolution (or to any plan or other document adopted by Allegiant relating to said agreements, arrangements, expenses or liabilities) and that is submitted to a vote of shareholders of Allegiant, only Class D - Special Series 6 shares shall be entitled to vote, except that (i) if said matter affects shares of beneficial interest in Allegiant other than Class D - Special Series 6 shares, such other affected shares in Allegiant shall also be entitled to vote and, in such case, Class D - Special Series 6 shares shall be voted in the aggregate together with such other affected shares and not by class or series, except where otherwise required by law or permitted by the Board of Trustees of Allegiant; and (ii) if said matter does not affect Class D - Special Series 6 shares, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Trustees) even though the matter is submitted to a vote of holders of shares of beneficial interest in Allegiant other than Class D - Special Series 6 shares;

          FURTHER RESOLVED, that the aforesaid classes or series of shares shall represent interests in the Allegiant Tax Exempt Money Market Fund.

          RESOLVED, that the appropriate officers of Allegiant be, and each of them hereby is, authorized, at any time after the effective date and time of the Post-Effective Amendment to Allegiant's Registration Statement relating to the Class T Shares of the above-referenced funds to issue and redeem from time to time shares of each of the above-referenced Special Series 6 representing interests in the above-referenced funds, in accordance with the Registration Statement under the 1933 Act, as the same may from time to time be amended, and the requirements of Allegiant's Declaration of Trust and applicable law, and that such shares, when issued for the consideration described in such amended Registration Statement, shall be validly issued, fully paid and non-assessable by Allegiant.

          RESOLVED, that the officers of Allegiant be, and each of them hereby is, authorized and empowered to execute, seal, and deliver any and all documents, instruments, papers and writings, including but not limited to, any instrument to be filed with the State Secretary of the Commonwealth of Massachusetts or the Boston City Clerk, and to do any and all other acts, including but not limited to, changing the foregoing resolutions upon advice of Allegiant's counsel prior to filing said any and all documents, instruments, papers, and writings, in the name of Allegiant and on its behalf, as may be necessary or desirable in connection with or in furtherance of the foregoing resolutions, such determination to be conclusively evidenced by said officers taking any such actions.


                                        /s/ Audrey C. Talley
                                        ----------------------------------------
                                        Audrey C. Talley

Dated: September 24, 2009

Subscribed and sworn to before
me this 24th day of September, 2009


/s/ Pamela J. Pierce
-------------------------------------
Notary Public